Subsidiaries of The FINOVA Group Inc.
                                (January 1, 1997)


FINOVA Capital Corporation (Delaware)
       Ambre Realty, Inc. (New York)
       BATCL - 1991 - III, Inc. (Delaware)
       Cactus Resort Properties, Inc. (Delaware)
       Commonwealth Avenue Warehouse, Inc. (Florida)
       Desert Communications I, Inc. (Delaware)
                Desert Communications II, Inc. (Delaware)
                Desert Communications III, Inc. (Delaware)
                Desert Communications V, Inc. (Delaware)
                Desert Communications VI, Inc. (Delaware)
       Desert Hospitality II, Inc. (Florida)
       FCS 505, Inc. (Delaware)
       FCS 525, Inc. (Delaware)
       FCS 517, Inc. (Delaware)
       FINOVA Capital (Canada) Corporation (Canada)
                FINOVA Capital (Canada) Resorts Corporation (Canada)
       FINOVA Capital Funding, Inc. (Delaware)
       FINOVA Capital Limited (United Kingdom)
                Greyfin Services Limited (United Kingdom)
                Greyhound Equipment Finance Limited (United Kingdom)*#
                Greyhound Guaranty Limited (United Kingdom)*
                       Greyhound Credit Limited (United Kingdom)*
                       Greyhound Finance International Limited (United Kingdom)* Greyhound Nominees Limited (United Kingdom)*
                Greyhound Property Investment Limited (United Kingdom)*# Hookgold Limited (United Kingdom)*
                         Secured Advances Limited (United Kingdom)
                Townmead Garages Limited (United Kingdom)*
       FINOVA Fund Investments, Inc. (Delaware)
       FINOVA Government Finance, Inc. (Delaware)
       FINOVA Portfolio Services, Inc. (Arizona)
       FINOVA Technology Finance, Inc. (Delaware)
                Denton Imaging, Inc. (Texas)
                F S & I (UK) Limited (United Kingdom)
                FSI Funding Corp. I (Delaware)
                FSI Funding Corp. II (Delaware)
                Highland Park Medical Imaging, Inc. (Texas)
                Melville Holding Co., Inc. (Delaware)
       Greycas, Inc. (Arizona)
                New Jersey Realty Corporation II (California)
                New York Realty Corporation II (California)
       Greyfin (Nassau) Limited (Bahamas)*
                Greyfin Corporation (Liberia)*
                Greyhound Shipping Corporation (Liberia)
       Greyhound Real Estate Finance Company (Arizona)*
       Greyhound Real Estate Investment BRB Inc. (Arizona)
       Greyhound Real Estate Investment Eight Inc. (Delaware)
       Greyhound Real Estate Investment Eleven Inc. (Delaware)
       Greyhound Real Estate Investment Nine Inc. (Delaware)
       Greyhound Real Estate Investment One Inc. (Arizona)
       Greyhound Real Estate Investment S Inc. (Arizona)
       Greyhound Real Estate Investment Seven Inc. (Delaware)
       Greyhound Real Estate Investment Two Inc. (Arizona)
       Interim Funding Corporation (Arizona)
       Pine Top Insurance Company Limited (United Kingdom)#
       TriContinental Leasing Corporation (Delaware)
       TriContinental Leasing of Puerto Rico, Inc. (Delaware)
       Wisconsin Hotel Operating Corporation (Wisconsin)

*    INACTIVE
**   SHELL CORPORATION
#    IN LIQUIDATION